Exhibit 10.4

October 20, 2014

Hutchinson Technology Incorporated
40 West Highland Park Drive N.E.
Hutchinson, Minnesota 55350
Attn:  David Radloff, Vice President and Chief Financial Officer

Re:  Exchange of Notes for Common Stock

Dear Ladies and Gentlemen:

This letter agreement (this “Agreement”) sets forth the agreement between Hutchinson Technology Incorporated, a Minnesota corporation (“Hutchinson Technology”), and Liberty Harbor Master Fund I, L.P. (“Liberty Harbor”) to exchange $15,000,000 aggregate principal amount of 8.50% Senior Secured Second Lien Notes due 2017 (CUSIP 448407AJ5) (the “Exchanged Notes”) of Hutchinson Technology for an aggregate amount of 5,000,000 shares (including shares issuable upon exercise of the Warrants (as defined below)) (the “New Shares”) of Hutchinson Technology’s common stock, par value $0.01 per share (the “Common Stock”), pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), on the terms specified below.

Accordingly, Hutchinson Technology and Liberty Harbor hereby agree as follows:

1. Exchange of the Notes.

(a) Subject to the satisfaction (or waiver) of the conditions set forth in Sections 5 and Section 6, on the Closing Date (as defined below), Hutchinson Technology and Liberty Harbor shall exchange (the “Exchange”) (i) $7,500,000 aggregate principal amount of the Exchanged Notes for 2,500,000 New Shares and (ii) $7,500,000 aggregate principal amount of the Exchanged Notes for warrants, in substantially the form of Exhibit A attached hereto (the “Warrants”), exercisable for an aggregate of 2,500,000 New Shares (the “Warrant New Shares”).

(b) At the Closing (as defined below), (i) Hutchinson Technology shall (A) deliver, or direct Wells Fargo Bank, N.A., the transfer agent for the Common Stock to deliver, to Liberty Harbor 2,500,000 New Shares in accordance with the instructions set forth in Schedule I attached hereto, (B) deliver to Liberty Harbor the Warrants exercisable for the Warrant New Shares in accordance with the instructions set forth in Schedule I attached hereto, and (C) deliver to Liberty Harbor cash representing all accrued but unpaid interest in respect of all ($15,000,000) the Exchanged Notes as of the Closing Date by wire transfer of immediately available funds in accordance with the instructions set forth in Schedule I attached hereto (ii) Liberty Harbor shall surrender the note certificate which includes the Exchanged Notes to Hutchinson Technology for cancellation in accordance with the instructions set forth in Schedule I attached hereto and (iii) Hutchinson Technology shall deliver to Liberty Harbor a replacement note, in accordance with the instructions set forth in Schedule I attached hereto, in the name of Liberty Harbor that is identical to the note certificate surrendered which included the Exchanged Notes, but in an aggregate principal amount equal to the difference between (1) the aggregate principal amount immediate prior to the Exchange which included the Exchanged Notes and (2) $15,000,000.

(c) The closing of the Exchange (the “Closing”) shall take place concurrently with the closing of the New Notes (as defined below), currently contemplated to occur on the third Business Day following the date hereof, or such other date as the parties to this Agreement may agree in writing (the “Closing Date”).

(d) Upon the Closing, the Exchanged Notes shall be deemed surrendered by Liberty Harbor, and Hutchinson Technology shall, subject to Section 1(b)(ii), cause such notes to be cancelled and, the aggregate principal amount of Hutchinson Technology’s 8.50% Senior Secured Second Lien Notes due 2017 outstanding shall be reduced by the amount of such cancelled notes ($15,000,000).

(e) The exchange of any Exchanged Notes for the New Shares and the Warrants will be made pursuant to an exemption from the registration requirements of the Securities Act contained in Section 3(a)(9) of the Securities Act, and Hutchinson Technology has not filed and will not file a registration statement under the Securities Act or any other federal or state securities laws with respect to the New Shares, the Warrants or the Exchange. Hutchinson Technology acknowledges and agrees that the New Shares will not contain any restrictive legend, will not be subject to any stop order instructions, will be freely transferable without restriction, and will be freely tradable without limitation on the Nasdaq Global Select Market (the “Principal Market”).

2. Representations and Warranties of Liberty Harbor.

Liberty Harbor hereby represents and warrants to Hutchinson Technology as follows:

(a) Liberty Harbor is a Cayman Islands exempted limited partnership duly organized, validly existing and in good standing under the laws of the Cayman Islands and has all requisite power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. This Agreement has been duly authorized, executed and delivered by Liberty Harbor and constitutes the legal and binding agreement of Liberty Harbor, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights generally or general principles of equity. The execution, delivery and performance by Liberty Harbor of this Agreement and the consummation by Liberty Harbor of the transactions contemplated hereby will not (a) result in a violation of the organizational documents of Liberty Harbor, (b) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Liberty Harbor is a party, or (c) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to Liberty Harbor, except in the case of clauses (b) and (c) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Liberty Harbor to perform its obligations hereunder. Except for the approvals required to be obtained by such Closing, no consent, approval, permit, order, notification or authorization of, or any exemption from registration, declaration or filing with, any person (governmental or private) is required in connection with the execution, delivery and performance by Liberty Harbor of this Agreement or the consummation by Liberty Harbor of the transactions contemplated hereby.

(b) Liberty Harbor owns the Exchanged Notes, free and clear of any liens, claims or encumbrances (other than those (i) arising by operation of applicable law, including any state law restrictions or federal and state securities laws, (ii) arising by operation of any organizational documents of Hutchinson Technology, the Exchanged Notes or any documents governing the Exchanged Notes, (iii) created or imposed by or on behalf of Hutchinson Technology, or (iv) those put in place in the ordinary course of business by Liberty Harbor’s prime broker or other pledging or security arrangement, which will be released contemporaneously with the Exchange) and has held the Exchanged Notes for at least one year prior to the date of this Agreement.

(c) Liberty Harbor has such knowledge, sophistication and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Common Stock. Liberty Harbor acknowledges that it understands the risks inherent in an investment in the Common Stock and that it has the financial ability to bear the economic risk of, and to afford the entire loss of, its investment in the New Shares.

(d) Liberty Harbor acknowledges that (i) it has reviewed and understands Hutchinson Technology’s filings with the Securities and Exchange Commission (the “SEC”), (ii) it understands that the rights and privileges of the holders of Common Stock are substantially different from, and less favorable than, the rights of the holders of Hutchinson Technology’s 8.50% Senior Secured Second Lien Notes due 2017, and (iii) it is relying only upon the information contained in Hutchinson Technology’s filings with the SEC and Hutchinson Technology’s representations and warranties contained in this Agreement and not upon any other information.

(e) Liberty Harbor acknowledges that no person or entity, other than Hutchinson Technology, has made any recommendation or solicitation to Liberty Harbor regarding the exchange of the Exchanged Notes for the New Shares and the Warrants.

3. Representations and Warranties of Hutchinson Technology.

Hutchinson Technology hereby represents and warrants to Liberty Harbor as follows:

(a) Hutchinson Technology is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota and has all requisite corporate power and authority to enter into this Agreement and the Warrants, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated by this Agreement and the Warrants. This Agreement and the Warrants have been duly authorized, executed and delivered by Hutchinson Technology and constitutes the legal and binding agreement of Hutchinson Technology, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights generally or general principles of equity. The execution, delivery and performance by Hutchinson Technology of this Agreement and the Warrants and the consummation by Hutchinson Technology of the transactions contemplated hereby and thereby will not (a) result in a violation of the organizational documents of Hutchinson Technology, (b) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Hutchinson Technology is a party, or (c) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to Hutchinson Technology, except in the case of clauses (b) and (c) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the ability of Hutchinson Technology to perform its obligations hereunder or under the Warrants. Except for the approvals required to be obtained by such Closing, no consent, approval, permit, order, notification or authorization of, or any exemption from registration, declaration or filing with, any person (governmental or private) is required in connection with the execution, delivery and performance by Hutchinson Technology of this Agreement or the Warrants or the consummation by Hutchinson Technology of the transactions contemplated hereby and by the Warrants.

(b) The issuance of the Warrants and the New Shares (including the Warrant New Shares upon exercise of the Warrants in accordance with the terms thereof (assuming exercise on a cashless basis)) is exempt from registration under the Securities Act by virtue of the exemption contained in Section 3(a)(9) thereof. Hutchinson Technology will comply with all applicable securities laws in connection with the transaction contemplated by this Agreement, including Section 3(a)(9) of the Securities Act. Without limiting the generality of the foregoing, no commission or other remuneration has been or is being paid or given directly or indirectly by Hutchinson Technology for soliciting the exchange contemplated by this Agreement.

(c) The New Shares, when issued in accordance with the terms of this Agreement and upon exercise of the Warrants in accordance with the terms thereof (assuming exercise on a cashless basis), will not be restricted securities within the meaning of the Securities Act, will be validly issued, will not contain any restrictive legend, will not be subject to any stop order instructions and will be freely transferable without restriction.

(d) The New Shares and the Warrants have been duly authorized and, when issued in accordance with the terms of this Agreement and upon exercise of the Warrants, in accordance with the terms thereof, the New Shares will be validly issued, fully paid and non-assessable and not subject to any preemptive rights or similar rights of shareholders of Hutchinson Technology. The Warrant New Shares have been reserved for issuance upon exercise of the Warrants in accordance with the terms thereof, and upon such exercise in accordance with the terms thereof, will be validly issued, fully paid and non-assessable and not subject to any preemptive rights or similar rights of shareholders of Hutchinson Technology.

(e) The New Shares, when issued in accordance with the terms of this Agreement and upon exercise of the Warrants in accordance with the terms thereof, will be eligible for trading without restriction on the Principal Market).

(f) Hutchinson Technology’s capital stock consists of 100,000,000 shares of Common Stock, of which 28,101,607  shares are validly issued and outstanding as of October 17, 2014, and which are fully paid and non-assessable.

(g) As of their respective filing dates, Hutchinson Technology’s filings and submissions with the SEC, including all information filed or furnished pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (such filings and submissions, “SEC Documents”), complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(h) Other than the transactions contemplated by this Agreement, the contemporaneous issuance by Hutchinson Technology of 8.50% Convertible Senior Notes due 2019 as described in the prospectus supplement dated as of the date of this Agreement (the “New Notes”) and such other matters disclosed in the 8-K Filing (as defined below), no event or circumstance has occurred or information exists with respect to Hutchinson Technology or any of its direct or indirect subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, but for the passage of time, under applicable law, rule or regulation, requires public disclosure by Hutchinson Technology but which has not been so publicly disclosed.

(i) No Material Adverse Effect currently exists or is reasonably expected to occur prior to the Closing Date. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on or material adverse change in (i) the condition (financial or otherwise), business, properties, prospects, or results of operations of Hutchinson Technology or any of its subsidiaries, individually or taken as a whole, other than those occurring as a result of general economic or financial conditions or any other developments that are not unique to and do not have a material disproportionate impact on Hutchinson Technology or any of its subsidiaries, taken as a whole, but also affect other individual, corporation, company, voluntary association, partnership, joint venture, trust, limited liability company, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity who participate in or are engaged in the line of business in which Hutchinson Technology any of its subsidiaries participate or are engaged, (ii) the ability of Hutchinson Technology to meet its obligations under this Agreement or the Warrants, (iii) the ability of Hutchinson Technology to pay the Put Right Purchase Price (as defined in the Indenture, dated as of February 11, 2011, regarding Hutchinson Technology’s 8.50% Convertible Senior Notes due 2026 (the “2026 Convertible Note Indenture”)) on the Put Right Purchase Date (as defined in the 2026 Convertible Note Indenture) or to retain sufficient cash in order to continue to operate its business following the payment of the Put Right Purchase Price, or (iv) the ability of Hutchinson Technology to consummate the transactions contemplated by this Agreement or the Warrants.

(j) Other than as disclosed in the 8-K Filing, Hutchinson Technology confirms that neither it, its subsidiaries, nor any other person acting on its behalf has provided Liberty Harbor or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information with respect to Hutchinson Technology or any or its subsidiaries.

4. Other Agreements.

(a) In case at any time after the date of this Agreement any further action not otherwise addressed in this Agreement is necessary or desirable to carry out the purpose of this Agreement and the Warrants or the transactions contemplated by this Agreement and the Warrants, each of Hutchinson Technology and Liberty Harbor will take such further action (including the execution and delivery of instruments and documents) as the other may reasonably request.

(b) On or before 8:30 a.m., New York City time, on the first Business Day following the date hereof, Hutchinson Technology shall file a Current Report on Form 8-K in the form required by the Exchange Act containing (i) a summary of the material terms of this Agreement and the Warrants, (ii) a current view of its projected shipments, revenue and gross revenue, and gross profit percentage range for the fiscal year ended September 28, 2014, (iii) the sources of potential additional liquidity currently being pursued by Hutchinson Technology, and (iv) Hutchinson Technology’s commitment to redeem the outstanding 8.50% Convertible Senior Notes due 2026 (such Current Report on Form 8-K, including all attachments, the “8-K Filing”). Hutchinson Technology acknowledges and agrees that, upon the filing of the 8-K Filing with the SEC, any material nonpublic information provided by Hutchinson Technology, any of its subsidiaries or its or their respective officers, directors, affiliates, employees and agents to Liberty Harbor prior to such time shall no longer constitute material nonpublic information, whether due to information publicly disclosed in the applicable 8-K Filing or otherwise. In addition, effective upon the filing of the 8-K Filing with the SEC, Hutchinson Technology acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between Hutchinson Technology, any of its subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and Liberty Harbor or any of their affiliates, on the other hand, shall terminate. Hutchinson Technology shall not, and shall not permit any of its subsidiaries or its or their respective officers, directors, affiliates, employees and agents, to, provide Liberty Harbor with any material, nonpublic information regarding Hutchinson Technology or any of its subsidiaries from and after the filing of the 8-K Filing with the SEC without the express written consent of Liberty Harbor. If Liberty Harbor has, or reasonably believes it has, received any such material, nonpublic information regarding Hutchinson Technology or any of its subsidiaries from Hutchinson Technology, any of its subsidiaries or any of its or their respective officers, directors, affiliates or agents, it may provide Hutchinson Technology with written notice thereof. Hutchinson Technology shall, within two Business Days of receipt of such notice, make public disclosure of such material, nonpublic information. If Hutchinson Technology breaches its obligation to make such public disclosure as required by the preceding sentence at any time prior to the first anniversary of this Agreement, then Liberty Harbor shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by Hutchinson Technology, any of its subsidiaries, or any of its or their respective officers, directors, affiliates, employees or agents, and Liberty Harbor shall not have any liability to Hutchinson Technology, any of its subsidiaries, or any of its or their respective officers, directors, affiliates, employees or agents for any such permitted disclosure. Subject to the foregoing, neither Hutchinson Technology or any of its subsidiaries nor Liberty Harbor shall issue any press releases or any other public statements with respect to the transactions contemplated by this Agreement; provided, however, that Hutchinson Technology shall be entitled, without the prior approval of Liberty Harbor, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) Hutchinson Technology shall consult with Liberty Harbor in connection with any such press release or other public disclosure prior to its release and that in the case of clause (ii) Liberty Harbor acknowledges that the transactions contemplated by this Agreement will be publicly disclosed in the documentation related to the issuance of the New Notes). Except as required by applicable law, without the prior written consent of Liberty Harbor, neither Hutchinson Technology, nor any of its subsidiaries or its or their respective officers, directors, affiliates, employees and agents shall publicly disclose the name of Liberty Harbor in any filing, announcement, release or otherwise; provided, that the name of Liberty Harbor will be disclosed in the 8-K Filing as required by applicable law and in subsequent SEC filings solely to the extent such disclosure is required by applicable law. As used in this Agreement, “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

(c) In consideration of Liberty Harbor’s execution and delivery of this Agreement and acquiring the Warrants and the New Shares hereunder, Hutchinson Technology shall defend, protect, indemnify and hold harmless Liberty Harbor and all of its partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing persons’ agents or other representatives (including those retained in connection with the transactions contemplated by this Agreement) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such person is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements, incurred by any such as a result of, or arising out of, or relating to, any breach of Section 4(b).

(d) Hutchinson Technology shall maintain the Common Stock’s authorization for quotation on the Principal Market. Neither Hutchinson Technology nor any of its subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market. Hutchinson Technology shall promptly notify Liberty Harbor if, prior to the Closing, trading in the Common Stock on the Principal Market is suspended or otherwise halted for more than 24 hours (a “Trading Suspension”). Hutchinson Technology shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(d).

(e) Hutchinson Technology agrees that it will promptly notify Liberty Harbor of any decrease in the number of authorized or issued shares of Capital Stock from the amounts set forth in Section 3(f).

5. Conditions to the Obligations of Liberty Harbor.  The obligations of Liberty Harbor hereunder at the Closing are subject to the satisfaction of each of the following conditions, provided that these conditions are for Liberty Harbor’s sole benefit and may be waived by Liberty Harbor in its sole discretion by providing Hutchinson Technology with prior written notice thereof:

(a) Hutchinson Technology shall have executed this Agreement and the Warrants and delivered the same to Liberty Harbor;

(b) The representations and warranties of Hutchinson Technology in Section 3 shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date);

(c) The Common Stock (i) shall be designated for quotation or listed on the Principal Market and (ii) shall not have been suspended, as of the applicable Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the applicable Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market;

(d) The New Shares (including the Warrant New Shares issuable upon exercise of the Warrants in accordance with the terms thereof) shall have been approved for listing on the Principal Market;

(e) Hutchinson Technology shall have issued, or shall issue concurrently with the Closing, $37,500,000 of New Notes. Hutchinson Technology shall have caused an amount of cash equal to no less than $35,000,000 to be deposited and held subject to customary escrow arrangements and segregated from any cash intended for any other purpose and restricted solely for the repayment, repurchase, redemption, defeasance or other acquisition for value of 8.50% Convertible Senior Notes due 2026, together with accrued but unpaid interest thereon.

(f) Hutchinson Technology shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the issuance of the New Shares, including, without limitation, any approvals or notifications required by the Principal Market;

(g) No suit, action or other proceeding shall be pending before any court or governmental or regulatory official, body or authority or threatened in writing seeking to restrain or prohibit (or seeking damages in connection with) the transactions contemplated by this Agreement or the Warrants or that could have a Material Adverse Effect on Hutchinson Technology, and no injunction, judgment, order, decree or ruling with respect thereto shall be in effect; and

(h) No default or event of default under any of Hutchinson Technology’s credit facilities (including the Exchanged Notes) shall exist nor shall the transactions contemplated by this Agreement or the Warrants cause such a default or event of default to occur.

6. Conditions to the Obligations of Hutchinson Technology.  The obligations of Hutchinson Technology hereunder at the Closing are subject to the satisfaction of each of the following conditions, provided that these conditions are for Hutchinson Technology’s sole benefit and may be waived by Hutchinson Technology in its sole discretion by providing Liberty Harbor with prior written notice thereof:

(a) Liberty Harbor shall have executed this Agreement and delivered the same to Hutchinson Technology; and

(b) The representations and warranties of Liberty Harbor in Section 2 shall be true and correct as of the date when made and as of the applicable Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date).

7. Termination.

(a) If at any time prior to the Closing Date, there is a Trading Suspension with respect to the Common Stock, then in any such case, Hutchinson Technology shall deliver notice thereof promptly to Liberty Harbor and Liberty Harbor shall have the unilateral right to terminate this Agreement by giving written notice to that effect to Hutchinson Technology.

(b) In the event of a breach at any time prior to the Closing Date by Liberty Harbor, on the one hand, or Hutchinson Technology, on the other hand, of their respective representations, warranties, covenants, agreements or obligations, the breaching party shall give prompt written notice to the other party of such breach and if such breach is (i) not cured within five Business Days following delivery or required delivery of written notice of such breach from the non-breaching party (the “Terminating Party”) to the other of them, or (ii) not capable of being cured within such five Business Day period, then in each case, the Terminating Party shall have the unilateral right, prior to the Closing Date, to terminate this Agreement by giving written notice to that effect to the other party and without liability of the Terminating Party to the other party; provided that the Terminating Party is not in material breach of their representations, warranties, covenants, agreements or obligations at the time of such termination. If this Agreement is terminated pursuant to this Section 7(b), such termination shall not relieve any party of any liability for such breach hereunder or be deemed to constitute a waiver of any right or remedy for such breach.

(c) In the event the Closing has not occurred by 5:00 p.m., New York City time (the “Outside Time”), on the third Business Day following the date hereof, Liberty Harbor shall have the unilateral right to terminate this Agreement following the Outside Time by giving written notice to that effect to Hutchinson Technology.

(d) In the event of a termination of this Agreement in accordance with Section 7(a), Section 7(b), or Section 7(c), this Agreement shall become void as of the date of the such termination and shall have no effect other than the provisions of Section 8.

8. Miscellaneous.

(a) Survival.  The representations and warranties contained in Section 2 and Section 3 of this Agreement shall survive the Closing and the Exchange.

(b) Expenses.  Hutchinson Technology hereby agrees to reimburse Liberty Harbor or its designee(s) for all reasonable costs and expenses incurred in connection with the transactions contemplated by this Agreement (including all reasonable legal fees and disbursements in connection therewith, documentation and implementation of the transactions contemplated by this Agreement).

(c) Notices.  All notices and other communications under this Agreement shall be in writing and shall be deemed given when (i) delivered personally to the recipient (ii) one Business Day after being delivered to a nationally recognized overnight courier, with written confirmation of acceptance of delivery or (iii) when telecopied or emailed (with a confirmation of transmission received by the sender) to the parties at the following addresses (or at such other address as shall be specified by like notice):

if to Hutchinson Technology, to:

Hutchinson Technology Incorporated
40 West Highland Park Drive N.E.
Hutchinson, Minnesota 55350
Attention: David Radloff, Vice President and Chief Financial Officer
Facsimile No.: 1-320-587-1810
Email: david.radloff@hti.htch.com

if to Liberty Harbor, to:

Liberty Harbor Master Fund I, L.P.
c/o Goldman Sachs Asset Management
1 American Lane
2nd Floor
Greenwich, CT 06831
Attention: Brendan McGovern
Facsimile No.: 1-646-835-3510
Email: Brendan.McGovern@gs.com

(d) Confidentiality.  Each of Hutchinson Technology and Liberty Harbor represent that they have not disclosed any information regarding discussions relating to this Agreement other than to (i) their respective representatives and (ii) such other persons to whom such disclosure is necessary or advisable as agreed to by Hutchinson Technology and Liberty Harbor (such representatives or persons, “Covered Persons”). Each of Hutchinson Technology and Liberty Harbor have directed any Covered Persons receiving such disclosure not to disclose any such information to the same extent as if such Covered Persons were bound by this Section 8(d). Except as required by law, as described in the prospectus supplement dated as of the date hereof with respect to the New Notes, or as set forth in Section 4(b), neither Hutchinson Technology nor Liberty Harbor shall disclose the existence of this Agreement or any of the provisions contained herein without the prior written consent of the other until the filing of the 8-K Filing with the SEC.

(e) Governing Law; Forum.

(i) THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PRINCIPLE OR LAW THEREOF THAT WOULD RESULT IN THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION.

(ii) EACH PARTY TO THIS AGREEMENT AGREES THAT ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR THE EXCHANGE SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES LOCATED IN NEW YORK COUNTY, NEW YORK. BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY TO THIS AGREEMENT IRREVOCABLY AGREES TO THE JURISDICTION OF THOSE COURTS AND WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH COURTS IN RESPECT OF THIS AGREEMENT OR THE EXCHANGE. EACH PARTY TO THIS AGREEMENT WAIVES TRIAL BY JURY IN ANY SUCH PROCEEDING.

(f) Severability.  If any provision hereof shall hereafter be held to be invalid, unenforceable or illegal, in whole or in part, in any jurisdiction under any circumstances for any reason, (i) such provision shall be reformed to the minimum extent necessary to cause such provision to be valid, enforceable and legal while preserving the intent of the parties as expressed in, and the benefits to the parties provided by such provision, or (ii) if such provision cannot be so reformed, such provision shall be severed from this Agreement and an equitable adjustment shall be made to this Agreement (including addition of necessary further provisions to this Agreement) so as to give effect to the intent as so expressed and the benefits so provided. Such holding shall not affect or impair the validity, enforceability or legality of such provision in any other jurisdiction or under any other circumstances. Neither such holding nor such reformation or severance shall affect or impair the legality, validity or enforceability of any other provision hereof.

(g) Amendment; Waiver.

(i) Any amendment to this Agreement must be set forth in a written instrument which is executed and delivered on behalf of all parties to this Agreement by an officer of, or authorized representative for, such party. Such amendment shall be effective only to the extent specifically set forth in such written instrument.

(ii) No waiver of any provision hereof shall be binding upon a party to this Agreement unless such waiver is expressly set forth in a written instrument which is executed and delivered on behalf of such party by an officer of, or authorized representative for, such party. Such waiver shall be effective only to the extent specifically set forth in such written instrument. Neither the exercise (from time to time and at any time) of, nor the delay or failure (at any time or for any period of time) to exercise, any right or remedy shall constitute a waiver of the right to exercise, or impair, limit or restrict the exercise of, such right or remedy or any other right or remedy at any time and from time to time thereafter. No waiver of any right or remedy shall be deemed to be a waiver of any other right or remedy or shall, except to the extent so waived, impair, limit or restrict the exercise of such right or remedy.

(h) Counterparts.  This Agreement may be executed simultaneously in counterparts (including by means of facsimile or email delivery of signature pages), any one of which need not contain the signatures of more than one party to this Agreement, but all such counterparts taken together shall constitute one and the same Agreement.

(i) Descriptive Headings; Interpretation.  The headings and captions used in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized terms used in Schedule I attached hereto and not otherwise defined therein shall have the meanings set forth in this Agreement. The use of the word “including” herein shall mean “including without limitation.” The parties to this Agreement intend that each representation, warranty and covenant contained herein shall have independent significance. If any party to this Agreement has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the applicable party to this Agreement has not breached shall not detract from or mitigate the fact that the applicable party to this Agreement is in breach of the first representation, warranty or covenant.

(j) Entire Agreement.  This Agreement and the agreements and documents referred to herein contain the entire agreement and understanding between the parties to this Agreement with respect to the subject matter hereof and supersede all prior agreements and understandings, whether written or oral, relating to such subject matter in any way.

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If the foregoing is in accordance with your understanding of our agreement, please sign where indicated below and deliver a copy of this Agreement as provided for herein, whereupon this Agreement shall represent a binding agreement between us.

Very truly yours,

LIBERTY HARBOR MASTER FUND I, L.P.

By: Liberty Harbor I GP, LLC,
its general partner

By: /s/ Brendan McGovern
Name:   Brendan McGovern
Title:     President

AGREED AND ACCEPTED:

HUTCHINSON TECHNOLOGY INCORPORATED

By: /s/ David P. Radloff
Name:  David P. Radloff
Title:    CFO

Schedule I

The surrender of Exchanged Notes shall be made by delivery of such note(s) to:

FAEGRE BAKER DANIELS LLP
2200 Wells Fargo Center
90 S. 7th Street
Minneapolis, MN 55402
Attn: Dawn Holicky Pruitt
Email:  dawn.pruitt@FaegreBD.com
Fax:  1-612-766-1600

The Warrants and the replacement note issued pursuant to Section 1(b)(iii) shall be delivered in a PDF copy via email on the Closing Date with the original version physically delivered as promptly as practicable thereafter, to:

Schulte Roth & Zabel LLP
919 Third Avenue
New York, NY 10022
Attn: Lawrence P. Natke
Email:  lawrence.natke@srz.com
Fax:  1- 212-593-5955

Name(s) and account(s) into which the New Shares will be issued:

Liberty Harbor Master Fund I, L.P.  (DTC # 355) for further credit to Liberty Harbor Master Fund I, L.P. (Account # *****).

Wire instructions for payment of accrued interest in respect of the Exchanged Notes:

Liberty Harbor Master Fund I, L.P.

Bank: JPMorgan Chase
ABA: *****
Acct: *****
FFC:  *****

Exhibit A

[attached]

HUTCHINSON TECHNOLOGY INCORPORATED

Warrant To Purchase Common Stock

Warrant No.: [●]
Number of Shares of Common Stock:  2,500,000
Date of Issuance:  October 23, 2014 ("Issuance Date")

Hutchinson Technology Incorporated, a Minnesota corporation (the "Company"), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, LIBERTY HARBOR MASTER FUND I, L.P., the registered holder hereof or its permitted assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, at any time or times on or after the Issuance Date, but not after 11:59 p.m., New York time, on the Expiration Date, (as defined below), two million five hundred thousand (2,500,000) fully paid nonassessable shares of Common Stock, subject to adjustment as provided herein (the "Warrant Shares").  Except as otherwise defined herein, capitalized terms in this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, this "Warrant"), shall have the meanings set forth in Section 18.  This Warrant is the warrant to purchase Common Stock) issued pursuant to Section 1 of that certain Exchange Agreement, dated as of October 20, 2014, by and among the Company and the Holder (the "Exchange Agreement").  Capitalized terms used herein and not otherwise defined shall have the definitions ascribed to such terms in the Exchange Agreement.

1. EXERCISE OF WARRANT.

(a) Mechanics of Exercise.  Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may only be exercised by the Holder pursuant to a Cashless Exercise as set forth in Section 1(d) on any time or times on or after the Issuance Date, in whole or in part, by (i) delivery of a written notice, in the form attached hereto as Exhibit A (the "Exercise Notice"), of the Holder's election to exercise this Warrant (the date the Holder so exercises this Warrant, the "Exercise Date").  The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder.  Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares.  On or before the first (1st) Trading Day following the date on which the Company has received the Exercise Notice, the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Notice to the Holder and the Company's transfer agent (the "Transfer Agent").  On or before the third (3rd) Trading Day following the date on which the Company has received the Exercise Notice (the "Share Delivery Date"), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder's or its designee's balance account with DTC through its Deposit / Withdrawal At Custodian system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company's share register in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise.  The Company shall be responsible for all fees and expenses of the Transfer Agent and all fees and expenses with respect to the issuance of Warrant Shares via DTC, if any.  Upon delivery of the Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder's DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be.  If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three (3) Trading Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 8(d)) representing the right to purchase the number of Warrant Shares issuable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised.  No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number (if below 0.5 shares, round down and if 0.5 shares or above, round up).  The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

(b) Exercise Price.  For purposes of this Warrant, "Exercise Price" means $0.01, subject to adjustment as provided herein.

(c) Company's Failure to Timely Deliver Securities.  If the Company shall fail for any reason or for no reason to issue to the Holder on or prior to the Share Delivery Date, a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company's share register or to credit the Holder's balance account with DTC for such number of shares of Common Stock to which the Holder is entitled upon the Holder's exercise of this Warrant, and, if on or after such Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of shares of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company (a "Buy-In"), then the Company shall, within three (3) Trading Days after the Holder's request and in the Holder's discretion, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions and other reasonable out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the "Buy-In Price"), at which point the Company's obligation to deliver such certificate (and to issue such shares of Common Stock) or credit such Holder's balance account with DTC shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit such Holder's balance account with DTC and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Bid Price on the date of exercise. Nothing shall limit the Holder's right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company's failure to timely deliver certificates representing shares of Common Stock (or to electronically deliver such shares of Common Stock) upon the exercise of this Warrant as required pursuant to the terms hereof.

(d) Cashless Exercise.  Upon exercise of this Warrant, the Holder shall receive the "Net Number" of shares of Common Stock determined according to the following formula (a "Cashless Exercise"):

Net Number = (A x B) - (A x C)
B

For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised.

B= the Current Market Value.

C= the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

For purposes of Rule 144(d) promulgated under the 1933 Act, as in effect on the date hereof, it is intended that the Warrant Shares issued in a Cashless Exercise shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Exchange Agreement.

(e) Disputes.  In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 13.

(f) Limitations on Exercises.  The Company shall not effect the exercise of this Warrant, and the Holder shall not have the right to exercise this Warrant, to the extent that after giving effect to such exercise, such Person (together with such Person's affiliates) would beneficially own in excess of 9.99% (the "Maximum Percentage") of the shares of Common Stock outstanding immediately after giving effect to such exercise.  For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Person and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised portion of this Warrant beneficially owned by such Person and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Person and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein.  Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act.  For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company's most recent Form 10-K, Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission, as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding.  For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Warrants, by the Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported.  By written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% specified in such notice; provided that any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company.  The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(f) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

(g) Insufficient Authorized Shares.  If at any time while this Warrant remains outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise of this Warrant at least a number of shares of Common Stock equal to the number of shares of Common Stock (the "Required Reserve Amount") as shall from time to time be necessary to effect the exercise of all of this Warrant then outstanding (an "Authorized Share Failure"), then the Company shall immediately take all action necessary to increase the Company's authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for this Warrant then outstanding.

2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES.  In the event that at any time and from time to time the Company shall (i) pay a dividend or make a distribution on the Common Stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) increase or decrease the number of shares of Common Stock outstanding by reclassification of its Common Stock, then the number of shares of Common Stock issuable upon exercise of the Warrant immediately after the happening of such event shall be adjusted so that, after giving effect to such adjustment, the Holder shall be entitled to receive the number of shares of Common Stock upon exercise of the Warrant that the Holder would have owned or would have been entitled to receive had the Warrant been exercised immediately prior to the happening of the events described above (or, in the case of a dividend or distribution of Common Stock, immediately prior to the record date therefor).  An adjustment made pursuant to this Section 2 shall become effective immediately after the distribution date, retroactive to the record date therefor in the case of a dividend or distribution in shares of Common Stock or other shares of Capital Stock, and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.  If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions, then the Board will make an appropriate adjustment in the Exercise Price and the number of Warrant Shares so as to protect the rights of the Holder.

3. RIGHTS UPON DISTRIBUTION OF ASSETS.  If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a "Distribution"), at any time after the issuance of this Warrant (other than a dividend or distribution covered by Section 2), then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Maximum Percentage) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder's right to participate in any such Distribution would result in the Holder exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage).

4. PURCHASE RIGHTS.  In addition to any adjustments pursuant to Section 2 above, if at any time during such time as this Warrant is outstanding, the Company offers, grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (including pursuant to the Rights Plan) (the "Purchase Rights"), then the Holder will be entitled to acquire, subject to and upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that to the extent that the Holder's right to participate in any such Purchase Right would result in the Holder exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage, at which time the Holder shall be granted such right to the same extent as if there had been no such limitation).  Notwithstanding anything to the contrary in the Rights Plan, the issuance of the Warrants shall not cause the applicability in any way or shall not put into effect in any way any provisions of the Rights Plan.

5. FUNDAMENTAL TRANSACTIONS.

(a) Except as provided in Section 5(b), in the event of a Change of Control, the Warrants outstanding immediately prior to the time of consummation of the Change of Control shall be deemed exercised immediately prior to such time and each Holder shall receive upon such deemed exercise of the Warrants, on pro rata basis with the holders of Common Stock assuming the full exercise immediately prior to the consummation of the Change of Control of all then outstanding Warrants (without taking into account any limitation on exercise, including the Maximum Percentage), the kind and amount of consideration given to the holders of Common Stock upon the consummation of the Change of Control.

(b) Notwithstanding the foregoing, to the extent that after giving effect to such exercise or deemed exercise, the Holder (together with such Holder's Affiliates) would beneficially own in excess of 9.99% of the total number of issued and outstanding shares of Capital Stock of the surviving or acquiring Person in a Change of Control (the "Successor Company") (including for such purpose the shares of common stock of the Successor Company issuable upon such exercise), then (i) the Holder's Warrant shall not be deemed to be so exercised upon such Change of Control to such extent (the "Unexercised Warrant"); (ii) the Company shall provide that the Successor Company will, and such Successor Company shall, assume in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 5(b) (with respect to the Unexercised Warrant) and such Unexercised Warrant to be performed and observed by the Company and all of the obligations and liabilities hereunder (with respect to the Unexercised Warrant) and confirming the Holder's rights pursuant to this Warrant (with respect to the Unexercised Warrant) with respect to the Successor Company and, for the purposes of this Warrant, the definition of Company shall include any Successor Company (provided, however, that such modification shall be made to this Section 5 as shall be necessary to provide for adjustments of Warrant Shares for which the Warrants are exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Warrant in respect of the Company's Common Stock); and (iii) the Holder shall have the right to receive upon exercise of the Unexercised Warrant the kind and amount of shares of Capital Stock or other securities or property of the Successor Company in such Change of Control which the Holder would have been entitled to receive upon completion of or as a result of such Change of Control had such Unexercised Warrant been exercised immediately prior to such event (without taking into account any limitation on exercise, including the Maximum Percentage), subject to any adjustments pursuant to Section 2.  The provisions of this Warrant shall similarly apply to successive Change of Controls involving any Successor Company.

(c) In the event of any Change of Control described in this Section 5, the Successor Company and, in the event of any dissolution, liquidation or winding-up of the Company, the Company, shall deliver to the Holder, simultaneously with the distribution of cash, shares of stock or other securities or property, if any, to the holders of Common Stock in connection with such event, the cash, shares of stock or other securities or property, if any, necessary to pay or deliver to the Holder the amounts to which they are entitled as described above.

(d) In the event of the dissolution, liquidation or winding-up of the Company, the Holder shall be entitled to receive, such distributions of cash, shares of stock or other securities or property on an equal basis with the holders of Common Stock or other securities issuable upon exercise of the Warrant, as if the Warrant had been exercised immediately prior to such event, less the Exercise Price (provided, however, to the extent that the Holder's right to participate in any such distribution would result in the Holder exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such distribution to such extent) and the portion of such distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Maximum Percentage).

(e) The Company shall not enter into or be party to a Fundamental Transaction that is not a Change of Control unless the Successor Entity assumes in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 5(e) pursuant to written agreements in form and substance satisfactory to the Holder and approved by the Holder prior to such Fundamental Transaction, including agreements to deliver to the Holder a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, an adjusted exercise price equal to the value for the shares of Common Stock reflected by the terms of such Fundamental Transaction, and exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and satisfactory to the Holder.  Upon the occurrence of any Fundamental Transaction that is not a Change of Control, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the "Company" shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if such Successor Entity had been named as the Company herein.

6. NONCIRCUMVENTION.  The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder.  Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall  take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant, the number of shares of Common Stock as shall from time to time be necessary to effect the exercise of this Warrant (without regard to any limitations on exercise).

7. WARRANT HOLDER NOT DEEMED A STOCKHOLDER.  Except as otherwise specifically provided herein, the Holder, solely in such Person's capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person's capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant.  In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.  Notwithstanding this Section 7, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

8. REISSUANCE OF WARRANTS.

(a) Transfer of Warrant.  If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 8(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 8(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

(b) Lost, Stolen or Mutilated Warrant.  Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 8(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c) Exchangeable for Multiple Warrants.  This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 8(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no Warrants for fractional shares of Common Stock shall be given.

(d) Issuance of New Warrants.  Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 8(a) or Section 8(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

9. NOTICES.  Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 8(c) of the Exchange Agreement.  The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor.  Without limiting the generality of the foregoing, the Company will give written notice to the Holder immediately upon any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment; provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder. In addition, the Company shall deliver to the Holder any notice sent to the Company's holders of Common Stock contemporaneously therewith.  It is expressly understood and agreed that the time of execution specified by the Holder in each Exercise Notice shall be definitive and may not be disputed or challenged by the Company.

10. AMENDMENT AND WAIVER.  Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.

11. GOVERNING LAW.  This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address it set forth on the signature page hereto and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company's obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder.  THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

12. CONSTRUCTION; HEADINGS.  This Warrant shall be deemed to be jointly drafted by the Company and all the Buyers and shall not be construed against any Person as the drafter hereof.  The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

13. DISPUTE RESOLUTION.  In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two (2) Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder.  If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three (3) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via facsimile (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Company and approved by the Holder  or (b) the disputed arithmetic calculation of the Warrant Shares to the Company's independent, outside accountant.  The Company shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations.  The party whose determination or calculation is further from the final determination or calculation of the investment bank or accountant, as applicable, shall pay the fees and expenses of such investment bank or accountant.  Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

14. REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF.  The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant.  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate.  The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

15. TRANSFER. This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company.

16. SEVERABILITY. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

17. DISCLOSURE.  Upon receipt or delivery by the Company of any notice in accordance with the terms of this Warrant, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its subsidiaries, the Company shall within one (1) Business Day after any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise.  In the event that the Company believes that a notice contains material, nonpublic information relating to the Company or its Subsidiaries, the Company so shall indicate to such Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries.

18. CERTAIN DEFINITIONS.  For purposes of this Warrant, the following terms shall have the following meanings:

(a) "1933 Act" means the Securities Act of 1933, as amended.

(b) "1934 Act" means the Securities Exchange Act of 1934, as amended.

(c) "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect control with such specified Person.  For the purposes of this definition, "control" when used with respect to any Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.  For the purposes of this definition, the terms "controlling," "controlled by" and "under common control" shall have correlative meanings.

(d) "Bloomberg" means Bloomberg Financial Markets.

(e) "Board" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board of Directors.

(f) "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York or Minneapolis, Minnesota are authorized or required by law to remain closed.

(g) "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

(h) "Change of Control" means any Fundamental Transaction other than (i) a Fundamental Transaction in which holders of the Company's voting power immediately prior to the Fundamental Transaction continue after the Fundamental Transaction to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (ii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company.

(i) "Closing Bid Price" and "Closing Sale Price" means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the OTC Link or "pink sheets" by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.).  If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder.  If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 13.  All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(j) "Common Stock" means (i) the Company's shares of Common Stock, par value $0.01 per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

(k) "Convertible Securities" means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

(l) "Current Market Value" per share of Common Stock or any other security at any date means (i) if the security is not registered under the 1934 Act, (a) the value of the security, determined in good faith by the Board and certified in a board resolution, based on the most recently completed arm's-length transaction between the Company and a Person other than an Affiliate of the Company, the closing of which shall have occurred on such date or within the six-month period preceding such date, or (b) if no such transaction shall have occurred on such date or within such six-month period, the value of the security as determined by an independent financial expert or (ii) if the security is registered under the Exchange Act, the arithmetic average of the Weighted Average Prices of the shares of Common Stock for the 5 consecutive Trading Days ending on the Trading Day immediately preceding the Exercise Date.

(m) "Eligible Market" means the Principal Market, The NASDAQ Global Market, The NASDAQ Capital Market, The New York Stock Exchange, Inc. or the NYSE Amex Equities.

(n) "Expiration Date" means the date ten (10) years after the Issuance Date or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a "Holiday"), the next day that is not a Holiday.

(o) "Fundamental Transaction" means that (A) the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person or Persons, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) have its shares subject to a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv) consummate a share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or Persons whereby such other Person or Persons acquire(s) more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such share purchase agreement or other business combination), or (v) reorganize, recapitalize or reclassify its shares of Common Stock in a manner that does not otherwise result in an adjustment pursuant to Section 2 hereof or (B) any "person" or "group" (as these terms are used for purposes of Section 13(d) and 14(d) of the Exchange Act) is or shall become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock.

(p) "Options" means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(q) "Parent Entity" of a Person means an entity that, directly or indirectly, controls the applicable Person, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(r) "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(s) "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the payment of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

(t) "Principal Market" means The NASDAQ Global Select Market.

(u) "Rights Plan" means the Rights Plan Agreement, dated as of July 29, 2010, between the Company and Wells Fargo Bank, N.A., as Rights Agent, as amended or otherwise modified from time to time.

(v) "Successor Entity" means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(w) "Trading Day" means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that "Trading Day" shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

(x)  "Weighted Average Price" means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg through its "Volume at Price" function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the OTC Link or "pink sheets" by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.)  If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder.  If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 13 with the term "Weighted Average Price" being substituted for the term "Exercise Price." All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

HUTCHINSON TECHNOLOGY INCORPORATED

By: ________________________________________
Name:
Title: